Exhibit 3.1

AMENDED AND RESTATED BY-LAWS

OF

BEL FUSE INC.

Adopted October 25, 2023

ARTICLE I

OFFICES

SECTION 1.01.          Principal Office. The principal office of the corporation shall be at 300 Executive Drive, Suite 300, in the Township of West Orange, County of Essex, and State of New Jersey.

SECTION 1.02.          Other Offices. The corporation may have other offices at such other places, within or without the State of New Jersey, as may from time to time be determined by the Board of Directors and as the business of the corporation shall require.

ARTICLE II

SHAREHOLDERS' MEETINGS

SECTION 2.01.          Annual Meeting.

(a)  The annual meeting of the shareholders shall be held at the principal office of the corporation in the State of New Jersey, or at such other place within the State of New Jersey or, to the extent provided by law, in part or solely by means of remote communication, as may be determined by the Board of Directors and as shall be designated in the notice of said annual meeting. Said annual meeting shall be held during May or June of each year on such date and at such hour as may be directed in said notice by the Board of Directors. Said annual meeting shall be held for the purpose of electing directors of the corporation, and for the transaction of such other business as may properly be brought before the meeting.  The corporation may, upon authorization of the Board of Directors, postpone, reschedule or cancel any annual meeting of the shareholders previously scheduled by the Board of Directors.

(b)  If the election of directors shall not be held on the day designated herein for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be practicable. At such meeting the shareholders shall elect the directors and transact other business with the same force and effect as at an annual meeting duly called and held.

(c)  At the annual meeting of the shareholders, only such business, including but not limited to, nominations for election to the Board of Directors, shall be conducted as shall have been brought before the meeting (1) pursuant to the corporation’s notice of meeting, (2) by or at the direction of the Board of Directors, or (3) by any shareholder of the corporation who complies with the notice and other requirements of Section 2.02.

SECTION 2.02.          Notice of Shareholder Business and Nominations.

(a)  (1) Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the shareholders may be made at an annual meeting of the shareholders (A) pursuant to the corporation’s notice of meeting, (B) by or at the direction of the Board of Directors, or (C) by any shareholder of the corporation who (i) was a shareholder of record at the time of giving of notice provided for in this By-law and at the time of the annual meeting, (ii) is entitled to vote at the meeting and (iii) complies with the notice procedures and other requirements set forth in this By-law as to such business or nomination; clause (C) shall be the exclusive means for a shareholder to make nominations before an annual meeting of the shareholders and clause (C) shall be the exclusive means for a shareholder to submit other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the corporation’s notice of meeting) before an annual meeting of the shareholders. The provisions of Section 2.02(a) apply to nominations of persons for election to the Board of Directors made or any other business to be properly brought pursuant to clause (C) of this Section 2.02(a)(1).

(2) Without qualification or limitation, for any nominations or any other business to be properly brought before an annual meeting of the shareholders pursuant to Section 2.02(a)(1)(C) of this By-law, the shareholder must have given timely notice thereof, in writing, to the Secretary of the corporation at the principal executive offices of the corporation and such other business must otherwise be a proper matter for shareholder action.  To be timely, a shareholders notice must be received by the Secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice to be timely must be so received not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall any adjournment or postponement of an annual meeting or the public announcement thereof commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. To be in proper form, a shareholder’s notice delivered to the Secretary pursuant to this Section 2.02(a)(2) must, as to each nomination or matter the shareholder proposes to bring before the annual meeting of the shareholders: (A) set forth, as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the corporation’s books and records, and of such beneficial owner, if any, (ii) (a) the class or series and number of shares of the corporation which are, directly or indirectly, owned beneficially and of record by such shareholder and such beneficial owner, (b) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such shareholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation,

(c) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder has a right to vote any shares of any security of the corporation, (d) any “Short Interest” in any security of the corporation (for purposes of this By-law a person shall be deemed to have a “Short Interest” in a security if such person directly or indirectly, through any contract, arrangement, agreement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving such shareholder, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such shareholder with respect to any class or series of the shares of the corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of the subject security), (e) any rights to dividends on the shares of the corporation owned beneficially by such shareholder that are separated or separable from the underlying shares of the corporation, (f) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (g) any performance-related fees (other than an asset-based fee) that such shareholder is entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, (h) any equity interests or any Derivative Instruments or Short Interests in any principal competitor of the corporation held by such shareholder, (i) any direct or indirect interest of such shareholder in any contract with the corporation, any affiliate of the corporation or any principal competitor of the corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), if any, as of the date of such notice, including without limitation any such interests held by members of such shareholder’s immediate family sharing the same household (which information shall be supplemented by such shareholder and beneficial owner, if any, not later than 10 days after the record date for the annual meeting of the shareholders to disclose such ownership as of the record date), (j) a description of any material interest of such shareholder(s), such beneficial owner(s) and/or any of their respective affiliates and associates, or others acting in concert therewith (each, a “Shareholder Associated Person”) related to the nomination(s) or other proposal(s),

(k) the investment strategy or objective, if any, of each Shareholder Associated Person and any proposed nominee, (l) with respect to each Shareholder Associated Person, the information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) under the Exchange Act or an amendment pursuant to Rule 13d-2(a) if such a statement were required to be filed under the Exchange Act by such Shareholder Associated Person (regardless of whether any such person or entity is actually required to file a Schedule 13D, (m) a complete and accurate description of any pending or, to such shareholder’s knowledge, threatened legal proceeding in which any such Shareholder Associated Person is a party or participant involving the corporation or, to such shareholder’s knowledge, any officer, director, affiliate or associate of the corporation, and (n) a representation that such shareholder(s) or any such beneficial owner(s) or Shareholder Associated Person(s) has complied, and will comply, with all applicable requirements of state law and the Exchange Act with respect to the matters set forth in this Section 2.02, and (iii) any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (B) if the notice relates to any business other than a nomination of a director or directors that the shareholder proposes to bring before the annual meeting of the shareholders, set forth (i) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest of such shareholder and beneficial owner, if any, in such business and (ii) a description of all agreements, arrangements and understandings between such shareholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder; (C) set forth, as to each person, if any, whom the shareholder proposes to nominate at the annual meeting of the shareholders for election or reelection to the Board of Directors (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the corporation’s proxy materials as a nominee and to serving as a director if elected),

(ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner, if any, or any Shareholder Associated Person, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any Shareholder Associated Person, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant and (iii) information that will enable the Board of Directors and the Nominating and ESG Committee thereof to determine whether the candidate or candidates satisfy the criteria for director candidates established pursuant to the Restated Certificate of Incorporation of the corporation (as amended, and as it may be further amended or restated from time to time, the “Certificate of Incorporation”), the Nominating and ESG Committee’s charter and the corporation’s Corporate Governance Guidelines, each as amended from time to time; and (D) with respect to each nominee for election or reelection to the Board of Directors, include a completed and signed questionnaire, representation and agreement required by Section 2.03 of these By-laws. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee. In addition, the Board of Directors may require any proposed nominee to submit to interviews with the Board of Directors or any committee thereof, including without limitation the Nominating and ESG Committee, and such proposed nominee shall make themselves available for any such interviews within no less than ten (10) business days following the date of such request.  The notice required by this Section 2.02(a)(2) must also be accompanied by a representation as to whether or not such shareholder, beneficial owner and/or any Shareholder Associated Person intends to solicit proxies in support of any director nominees other than the corporation’s nominees in accordance with Rule 14a-19 under the Exchange Act, and, where such shareholder, beneficial owner and/or Shareholder Associated Person intends to so solicit proxies, the notice and information required by Rule 14a-19(b) under the Exchange Act. Notwithstanding anything to the contrary in these By-laws, unless otherwise required by law, if any shareholder, beneficial owner and/or Shareholder Associated Person (i) provides notice pursuant to Rule 14a-19(b) under the Exchange Act and (ii) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the corporation that such shareholder, beneficial owner or Shareholder Associated Person has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence), then the nomination of each of the director nominees proposed by such shareholder, beneficial owner and/or Shareholder Associated Person shall be disregarded, notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the corporation (which proxies and votes shall be disregarded). Upon request by the corporation, if any shareholder, beneficial owner and/or Shareholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such shareholder, beneficial owner and/or Shareholder Associated Person shall deliver to the corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) under the Exchange Act.  A shareholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.02(a)(2) shall be true and correct as of the record date for shareholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be received by the Secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for shareholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these By-laws shall not limit the corporation’s rights with respect to any deficiencies in any notice provided by a shareholder, extend any applicable deadlines hereunder or enable or be deemed to permit a shareholder who has previously submitted notice hereunder to amend or update any nomination or to submit any new nomination.

(b) (1) Subject to Section 10.1 of the Certificate of Incorporation and Section 3.01(c) of these By-laws, only such persons who are nominated in accordance with the procedures set forth in this Section 2.02 shall be eligible to serve as directors and only such business shall be conducted at an annual meeting of the shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.02. Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, the chairman of the meeting (or, in advance of any meeting, the Board of Directors or any appropriate committee thereof, including in the case of a nomination, the Nominating and ESG Committee) shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these By-laws and, if any proposed nomination or business is not in compliance with these By-laws, to declare that such defective proposal or nomination shall be disregarded.

(2)  For purposes of this Section 2.02, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(3) Notwithstanding the foregoing provisions of this Section 2.02, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.02; provided, however, that any references in these By-laws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to paragraph (a)(1)(C) of this By-law. Nothing in this By-law shall be deemed to affect any rights (A) of shareholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) of the holders of any series of any outstanding Preferred Stock if and to the extent provided for under law, the Certificate of Incorporation or these By-laws.

SECTION 2.03.          Submission of Questionnaire, Representation and Agreement.  To be eligible to be a nominee for election or reelection as a director of the corporation, a person nominated by a shareholder for such election or reelection pursuant to clause (C) of Section 2.02(a)(1) must deliver (in accordance with the time periods prescribed for delivery of notice under Section 2.02 of these By-laws) to the Secretary at the principal executive offices of the corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (in the form provided by the Secretary upon written request of any shareholder of record identified by name within five (5) business days of such written request) and a written representation and agreement (in the form provided by the Secretary upon written request of any shareholder of record identified by name within five (5) business days of such written request) that such person (1) is not and will not become a party to (A) any agreement, arrangement or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “Commitment”) that has not been disclosed to the corporation or (B) any Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law, (2) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, (3) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines and policies of the corporation, and (4) in such person’s individual capacity and on behalf of any shareholder or beneficial owner on whose behalf the nomination is being made, intends to serve a full term if elected as a director of the corporation.

A candidate for nomination for election or re-election as a director shall further update and supplement the materials delivered pursuant to this Section 2.03, if necessary, so that the information provided or required to be provided pursuant to this Section 2.03 shall be true and correct as of the record date for shareholders entitled to vote at the meeting of the shareholders and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be received by the Secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for shareholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these By-laws shall not limit the corporation’s rights with respect to any deficiencies in any notice provided by a shareholder, extend any applicable deadlines hereunder or enable or be deemed to permit a shareholder who has previously submitted notice hereunder to amend or update any nomination or to submit any new proposal, including by changing or adding nominees, matters, business or resolutions proposed to be brought before a meeting of the shareholders.

SECTION 2.04.          Special Meetings.   Special meetings of the shareholders may be called on the order of the President or of a majority of the Board of Directors. Such special meetings shall be held at the principal offices of the corporation in the State of New Jersey or at such other place within the State of New Jersey or, to the extent provided by law, in part or solely by means of remote communication, as may be determined by the Board of Directors and as shall be designated in the notice of said meeting. Except as required by law, special meetings of shareholders may not be called by the shareholders of the corporation.  The corporation may, upon authorization of the Board of Directors, postpone, reschedule or cancel any special meeting of shareholders previously scheduled by the Board of Directors.  Only such business shall be conducted at a special meeting of the shareholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting as approved by the Board of Directors.

SECTION 2.05.          Notice of Meetings. Written notice of all meetings of the shareholders shall be mailed to or delivered to each shareholder not less than 10 days prior to the meeting. The notice shall state the time, place and in general terms the purposes for which the meeting is to be held, and the means of remote communications, if any, by which shareholders and proxy holders may be deemed to be present in person and entitled to vote at such meeting. If mailed, such notice shall be directed to each shareholder at his, her or its address as it appears on the stock book. At any meeting at which all shareholders shall be present, or of which all shareholders not present have waived notice in writing, the giving of notice as required herein may be dispensed with.

SECTION 2.06.          Quorum, Adjournment and Postponement of Meetings.

(a)  A quorum at all meetings of shareholders shall consist of the holders of record of a majority of the shares of the capital stock of the corporation, issued and outstanding, entitled to vote at the meeting, present in person or by proxy, except as otherwise provided by law. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

(b)  Any meeting of the shareholders may be adjourned from time to time by the affirmative vote of the holders of a majority of the issued and outstanding shares entitled to vote at such meeting present in person or represented by proxy.

(c)  Any meeting of the shareholders may be adjourned or postponed from time to time by the chairman of such meeting or by the Board of Directors, without the need for approval thereof by shareholders, to reconvene or convene, respectively, at the same or some other place, if any. Notice need not be given of any such adjourned or postponed meeting if the time and place, if any, thereof and the means of remote communication, if any, by which shareholders and proxyholders may be deemed to be present in person and to vote at such adjourned or postponed meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed during the time scheduled for the meeting, on the same electronic network used to enable shareholders and proxy holders to participate in the meeting by means of remote communication, or (iii) with respect to a postponed meeting, are publicly announced. If, after the adjournment or postponement, a new record date is fixed for the adjourned or postponed meeting, notice of the adjourned or postponed meeting in accordance with the requirements of Section 2.05 shall be given to each shareholder of record entitled to vote at the adjourned or postponed meeting as of the record date fixed for notice of such adjourned or postponed meeting.

(d)  At any adjourned or postponed meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

SECTION 2.07.         Organization and Conduct of Meetings.

(a)  The Chief Executive Officer, or in his or her absence, another officer or director designated by the Board of Directors, shall preside at all meetings of the shareholders as “chairman of the meeting.”  The Secretary of the corporation, or in his or her absence, an Assistant Secretary, shall act as “secretary of the meeting.” If neither the Secretary nor an Assistant Secretary is present, the chairman of the meeting may designate any person present to act as secretary of the meeting.

(b)  The chairman of the meeting shall have the power to determine and declare to the meeting whether any nomination or any business proposed to be brought before the meeting was made or proposed in accordance with the provisions of these By-laws and to declare that a defective nomination or business proposal shall be disregarded.  The Board of Directors may adopt by resolution such rules and regulations for the conduct of any meeting of the shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of the shareholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to shareholders of record of the Corporation entitled to vote, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by participants.

SECTION 2.08.         Voting.

(a)  In accordance with the Certificate of Incorporation, voting power in the election of directors and for all other purposes shall be vested exclusively in the holders of Class A Common Stock that is entitled to vote, and each holder of Class A Common Stock shall be entitled to one vote for each share of Class A Common Stock held except as otherwise provided in the Certificate of Incorporation.  Notwithstanding any other provision of these By-laws, as provided in the Certificate of Incorporation and subject to other provisions of the Certificate of Incorporation that require a higher threshold, no action may be taken without the affirmative vote of a majority of the votes cast by the holders of the outstanding shares of Class A Common Stock that is entitled to vote with respect to any (i) amendment of the Certificate of Incorporation, (ii) merger or consolidation of the corporation with one or more other corporations, (iii) sale, conveyance, lease, mortgage, pledge, or exchange of all or substantially all of the corporation's property or assets or (iv) liquidation, dissolution, or winding up of the corporation, except as otherwise provided in the New Jersey Business Corporation Act.  Holders of the Class B Common Stock shall have no voting rights on any matters except as otherwise required by law or expressly provided in the Certificate of Incorporation.

(b)  Every shareholder entitled to vote at a meeting may do so either in person or by written proxy, which proxy shall be filed with the Secretary of the meeting before being voted.  Such proxy shall entitle the holders thereof to vote at any adjournment of such meeting, but shall not be valid after the final adjournment thereof.

(c)  Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

SECTION 2.09.          Inspectors. At all elections of directors, the polls shall be opened and closed, the ballots and proxies received, and all questions touching upon the qualifications of owners shall be determined by one or more inspectors of election, who shall be chosen by the presiding officers. No such inspectors shall be a candidate for election as a director.

SECTION 2.10.         List of Shareholders. A complete list of the shareholders entitled to vote at the ensuing election, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of the shareholder, shall be prepared by the Secretary or other agent having charge of the stock transfer books for shares of the corporation. Such list shall be produced (or available by means of a visual display) at the time and place of the meeting, be available for inspection by any shareholder for reasonable periods during the meeting, and be prima facie evidence as to who are the shareholders entitled to examine such list or to vote at such meeting.

SECTION 2.11.          Action by Written Consent. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of the shareholders of the corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing in accordance with the New Jersey Business Corporation Act (the “Business Corporation Act”).

ARTICLE III

DIRECTORS

SECTION 3.01.          Powers, Number, Qualifications, Term, Quorum and Vacancies.

(a)  The property, affairs and business of the corporation shall be managed by its Board of Directors, consisting of not less than three nor more than eleven persons. The precise number of directors shall be fixed by the Board of Directors each year prior to the annual meeting of the shareholders.

(b)  A majority of members of the Board of Directors, acting at a meeting duly assembled, shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting without further notice, from time to time, until a quorum shall have been obtained.

(c)  Any vacancy in the Board of Directors, including a vacancy caused by an increase in the number of directors, may be filled only by a vote of three-quarters of the full Board of Directors.

(d)  As provided in the Certificate of Incorporation, the Board of Directors shall be divided into three classes (Class 1, Class 2 and Class 3), the respective terms of office of which shall end in successive years, and the number of directors in each class as nearly equal as possible. Unless they are elected to fill vacancies, the directors in each class shall be elected to hold office until the third successive annual meeting of the shareholders after their election and until their successors shall have been elected and qualified.  At each annual meeting of the shareholders, the directors of only one class shall be elected, except directors who may be elected to fill vacancies.

SECTION 3.02.          Meetings.

(a)  Meetings of the Board of Directors shall be held at such place within or without the State of New Jersey, or in part or solely by means of remote communication pursuant to Section 3.02(c), as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of the meeting. Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by resolution of the Board of Directors, and special meetings may be held at any time upon call of the Lead Independent Director, the Chairman of the Board of Directors (if any), the Chief Executive Officer, the President, the Secretary or any two directors, by written notice, electronic mail, facsimile, or oral notice to each director, not less than one (1) day before such meeting. The annual meeting of the Board of Directors, of which no notice shall be necessary, shall be held immediately following the conclusion of the annual meeting of the shareholders for the purpose of the organization of the Board and the election and appointment of officers for the ensuing year and for the transaction of such other business as may conveniently and properly be brought before such meeting.

(b)  Notice need not be given of regular meetings of the Board of Directors that are scheduled by the Board of Directors. Meetings may be held at any time without notice if all of the directors are present, or if at any time before or after the meeting those not present waive notice of the meeting in writing.  The attendance of any director at a meeting without protesting prior to the conclusion of the meeting the lack of notice of such meeting shall constitute a waiver of notice by such director.

(c)  Where appropriate communication facilities are available, any or all directors may participate in all or any part of a meeting of the Board of Directors or in a meeting of any committee of the Board of Directors by means of a conference telephone or any means of communication by which the persons participating in the meeting are able to hear each other.

SECTION 3.03.          Committees. The Board of Directors may appoint from among its members an Executive Committee of not less than two (2) nor more than five (5) members, one of whom shall be the Chief Executive Officer.  The Board of Directors shall also appoint from its own numbers an Audit Committee, a Compensation Committee, and a Nominating and ESG Committee, and may also designate such other committees as the Board of Directors may determine, which shall in each case consist of not less than two (2) directors and which shall have such powers and duties as shall from time to time be prescribed by the Board. The Board of Directors may also designate one or more of its members as alternates to serve as a member of any committee in the absence of a regular member. The Board of Directors reserves to itself alone the power to (a) declare dividends, (b) issue stock, (c) recommend or submit to shareholders any action requiring their approval, (d) change the membership of any committee at any time, fill vacancies therein, discharge any committee either with or without cause at any time, (e) make, alter or repeal any By-law, (f) elect or appoint any director or remove any officer or director, or (g) amend or repeal any resolution theretofore adopted by the Board of Directors, which by its terms is amendable or repealable only by the Board of Directors.  Subject to the foregoing limitations, the Executive Committee shall possess and exercise all other powers of the Board of Directors during the intervals between meetings.

SECTION 3.04.          Dividends. Subject always to the provisions of applicable law and the Certificate of Incorporation the Board of Directors shall have full power to determine whether any, and if any, what part of any, funds legally available for the payment of dividends shall be declared as dividends and paid to shareholders; the division of the whole or any part of such funds of the corporation shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the shareholders as dividends or otherwise; and the Board of Directors may fix a sum which may be set aside or reserved over and above the paid-in capital of the corporation as working capital for the corporation or as a reserve for any proper purpose, and from time to time may increase, diminish, and vary the same in its absolute judgment and discretion.

SECTION 3.05.          Voting. At all meetings of the Board of Directors, each director is to have one (1) vote irrespective of the number of shares of stock that he or she may hold.

SECTION 3.06.       Indemnification of Directors and Officers. Every person who is or was a director or officer of the corporation, or any such person who serves or served in any similar capacity with any other enterprise at the request of the corporation, shall be indemnified by the corporation to the fullest extent permitted by law against all expenses and liabilities reasonably incurred by or imposed upon him in connection with any proceeding to which he may be made, or threatened to be made, a party, or in which he may become involved by reason of his or her being or having been a director or officer of the corporation, or of serving or having served such other enterprise in such capacity, whether or not he or she is a director or officer of the corporation, or continues to serve such other enterprise in such capacity, at the time the expenses or liabilities are incurred.

SECTION 3.07.          Informal Action. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if prior to or subsequent to such action, all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing or by electronic transmission and the written consents or electronic transmissions are filed with the minutes of the proceedings of the Board of Directors or committee. Such consent or electronic transmission shall have the same effect as a unanimous vote of the Board of Directors or committee for all purposes.

SECTION 3.08.          Contracts. No contract or other transaction between the corporation and any other corporation and no other act of the corporation shall, in the absence of fraud, in any way be affected or invalidated by the fact that any of the directors of the corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation. Any director of the corporation individually or any firm or association of which any director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the corporation, provided that the fact that he individually or such firm or association is so interested shall be disclosed or shall have been known to the Board of Directors or a majority of such members thereof as shall be present at any meeting of the Board of Directors at which action upon any such contract or transaction shall be taken. Any director of the corporation who is also a director or officer of such other corporation or who is so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize any such contract or transaction, and may vote thereat to authorize any such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested. Any director of the corporation may vote upon any contract or other transaction between the corporation and any subsidiary or affiliated corporation without regard to the fact that he is also a director of such subsidiary or affiliated corporation.

ARTICLE IV

OFFICERS

SECTION 4.01.          Number. At the first meeting after their election, the Board of Directors shall elect the officers of the corporation. The Board of Directors shall elect a Chief Executive Officer, President, Chief Financial Officer, a Secretary and a Treasurer. It may also elect a Chairman of the Board, and may from time to time elect one or more Vice Presidents. The Board of Directors may also elect one or more Assistant Secretaries and one or more Assistant Treasurers, and such other officers, agents and employees as it may deem proper. Any two offices may be held by the same person.

SECTION 4.02.          Term and Removal. The term of office of all officers shall be one year and until their respective successors are elected and qualify, but any officer may be removed from office with or without cause, at any time by the affirmative vote of the majority of the whole number of Directors then in office. A vacancy in any office arising from any cause shall be filled for the unexpired portion of the term by the Board of Directors.

SECTION 4.03.          Powers and Duties. The officers of the corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors. The Chairman of the Board, if any, shall preside over all board meetings. If no Chairman of the Board is present, the Chief Executive Officer shall exercise this power. The President, Vice President or Vice Presidents, the Assistant Secretary or Assistant Secretaries and the Assistant Treasurer or Assistant Treasurers shall, in the order of their respective seniorities, in the absence or disability of the Chief Executive Officer, President, Secretary or Treasurer, respectively, perform the duties of such officer and shall generally assist the Chief Executive Officer, President, Secretary or Treasurer, respectively.

SECTION 4.04.         Voting Corporation's Securities. Unless otherwise ordered by the Board of Directors, the Chief Executive Officer or the President, or in the event of his or her inability to act, the Chief Financial Officer or any Vice President shall have full power and authority on behalf of the corporation to attend and to act and to vote at any meetings of security holders of corporations in which the corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the corporation, as owner, might exercise if present. The Board of Directors may confer like power upon any other person or persons by resolutions adopted from time to time.

ARTICLE V

CORPORATE SEAL

SECTION 5.01.          The common corporate seal is and until otherwise ordered by the Board of Directors shall be a circular impression upon paper or wax bearing the words – “BEL FUSE INC., NEW JERSEY, INCORPORATED 1949.”

ARTICLE VI

CERTIFICATES OF STOCK

SECTION 6.01.          Issuance, Form and Transfers.

(a)  The Board of Directors by resolution may authorize the issuance and sale of authorized but unissued shares of the stock of the corporation for such consideration, but no less than par value, as fixed by resolution. No shareholder shall have any pre-emptive rights to such shares.

(b)  The interest of each shareholder of the corporation shall be evidenced by certificates for shares of stock, certifying the number of shares represented thereby and in such form not inconsistent with the Certificate of Incorporation as the Board of Directors may from time to time prescribe, or the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock of the corporation shall be uncertificated shares of stock.

(c)  Transfers of the shares of capital stock of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by his, her or its attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, or with a transfer clerk or a transfer agent appointed pursuant to Section 6.04, and  with respect to certificated shares on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation; provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the corporation, shall be so expressed in the entry of transfer. The Board of Directors may, from time to time, make such additional rules and regulations as it may deem expedient, not inconsistent with these By-laws, concerning the issue, transfer, and registration of certificates for shares of the capital stock of the corporation or concerning uncertificated shares as provided in the Certificate of Incorporation.

(d)  The certificates of stock shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and sealed with the seal of the corporation. Such seal may be a facsimile, engraved or printed. Where any such certificate is signed by a transfer agent or a transfer clerk and by a registrar, the signatures of the President, Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer upon such certificate may be facsimile, engraved or printed. Where in case any such officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such before such certificate is issued, it may be issued by the corporation with the same effect as if such officer had not ceased to be such at the time of its issue.

SECTION 6.02.         Closing of Transfer Books. The Board of Directors shall have power to close the stock transfer books of the corporation for a period not exceeding sixty (60) days before any shareholders' meeting, or the last day on which the consent or dissent of shareholders may be effectively expressed for any purpose without a meeting, or the date fixed for the payment of any dividend or the making of any distribution, or for the delivery of evidences or rights or evidences of interests arising out of any change, conversion or exchange of capital stock; provided, however, that in lieu of closing the stock transfer books as aforesaid the Board of Directors may in its discretion fix a time not more than sixty (60) days before the date of any meeting of shareholders, or the last day on which the consent or dissent of shareholders may be effectively expressed for any purpose without a meeting, or the date fixed for the payment of any dividend or for the delivery of evidences of rights or evidences of interests arising out of any change, conversion or exchange of capital stock, as the time as of which shareholders entitled to notice of and to vote at such meeting or whose consent or dissent is required or may be expressed for any purpose or entitled to receive any such dividend, distribution, rights or interests shall be determined; and all persons who are holders of record of voting stock at such time and no others shall be entitled to notice of and to vote at such meeting or to express their consent or dissent, as the case may be, and only shareholders of record at the time so fixed shall be entitled to receive such dividend, distributions, rights or interests.

SECTION 6.03.          Lost, Stolen, Destroyed, or Mutilated Certificates.  In case a stock certificate is lost, stolen, mutilated or destroyed, a duplicate may be issued upon such terms as the Board of Directors shall prescribe.

SECTION 6.04.          Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates of stock to bear the signature or signatures of any of them.

SECTION 6.05.          Examination of  Books by Shareholders. Subject to law, the Board of Directors shall have power to determine, from time to time, whether and to what extent and at what times and places and under what conditions and regulations the accounts and books and documents of the corporation, or any of them, shall be open to the inspection of the shareholders; and no shareholder shall have any right to inspect any account or book or document of the corporation.

ARTICLE VII

FISCAL YEAR

SECTION 7.01.          The fiscal year of the corporation shall begin on the first day of January in each year and shall end on the thirty-first day of December next following, unless otherwise determined by the Board of Directors.

ARTICLE VIII

AMENDMENTS

SECTION 8.01.          The power to alter, amend or repeal the By-laws, or to adopt new By-laws shall be vested in the Board of Directors; provided, however, that any By-laws or amendment thereto as adopted by the Board of Directors may be altered, amended or repealed by vote of the shareholders entitled to vote for the election of the Directors, or a new By-law in lieu thereof may be adopted by the vote of such shareholders. No By-law which has been altered, amended or adopted by such vote of the shareholders may be altered, amended or repealed by the Board of Directors until two years have expired since such action by vote of the shareholders.

SECTION 8.02.          Except as otherwise provided in the last sentence of this Section 8.02, any alteration, amendment, repeal or adoption of new By-laws by the Board of Directors shall be by majority vote of the Board of Directors. Except as otherwise provided in the last sentence of this Section 8.02, any alteration, amendment, repeal or adoption of new By-laws by the shareholders shall be by the affirmative vote of a majority in interest of the shareholders of the corporation entitled to vote present in person or by proxy at any annual or special meeting of the shareholders at which a quorum is present. Notwithstanding the foregoing, the following sections of the By-laws may be altered, amended or repealed only upon the affirmative vote of at least three-quarters of the Board of Directors or the holders of at least two-thirds of the shares entitled to vote thereon: Sections 2.01, 2.02, 2.03 and 2.04 of Article II; Sections 3.01(b) and 3.01(c) of Article III and this Section 8.02 of Article VIII.

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